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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Life Financial Corp. on Form S-1 of our report dated February 7, 1997 (March 14, 1997 as to Note 16) on the financial statements of Life Savings Bank, Federal Savings Bank, appearing in the Prospectus, which is part of Pre-effective Amendment No. 2 to Registration Statement No. 333-28035 of Life Financial Corp. on Form S-1.

  We also consent to the reference to us under the headings "The
Reorganization" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Costa Mesa, California
June 24, 1997